CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated June 21, 2005, with respect to the financial statements of Cereplast, Inc for the years ended December 31, 2004 and 2003. The undersigned also consents to the references to the undersigned under the heading "Experts" in such Registration Statement.

/s/Rose, Snyder & Jacobs

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
February 14, 2006